EXHIBIT 99B.2

SELECTED CONSOLIDATED DATA (UNAUDITED)               U S WEST, Inc.
                                               Quarter Ended
Dollars in millions,                             March 31,       %
except per share amounts                       1995     1994   Change
- ------------------------------------------------------------- -------
U S WEST, Inc. SELECTED STATISTICS
EBITDA (Note 1)                              $1,226   $1,145     7.1
EBITDA margin                                  43.4%    43.4%     -
Capital expenditures                           $621     $600     3.5
Return on common equity                        17.6%    21.3%     -
Debt-to-capital ratio (Note 2)                 53.6%    51.8%#    -
Dividends per common share                   $0.535   $0.535      -
Common shares outstanding (thousands)       469,935  452,826     3.8
Employees (Note 3)                           61,302   61,080     0.4

TELEPHONE COMPANY STATISTICS
Access lines (thousands):
  Business                                    4,128    3,932     5.0
  Consumer                                   10,325   10,027     3.0
     Total access lines (Note 4)             14,453   13,959     3.5

 Billed access minutes of use (millions):
  Interstate                                 11,594   10,620     9.2
  Intrastate                                  2,245    2,011    11.6
     Total access minutes of use             13,839   12,631     9.6

 EBITDA (Note 1)                             $1,053   $1,006     4.7
 EBITDA margin                                 46.2%    45.4%     -
 Debt-to-capital ratio                         61.9%    60.9%#    -
 Capital expenditures                          $543     $551    (1.5)
 Employees                                   47,215   49,340    (4.3)

<F1>
#  As of December 31, 1994
<F2>
Note 1: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gains on sales of assets and equity losses.
<F3>
Note 2: Ratio excludes preferred stock. 1995 and 1994 Ratios including the debt included in the net investment in assets held for sale are 56.4% and 55.5%, respectively.
<F4>
Note 3: 1995 Includes 797 additional employees due to the May 1994 acquisition of Thomsom Directories, 903 due to the December 1994 acquisition of the Atlanta cable properties and 360 fewer employees due to the June 1994 sale of Paging operations.
<F5>
Note 4: Access line growth, excluding 1995 rural exchange sales of 50,000 lines, and 1994 second and fourth quarter rural exchange sales of 41,000 lines, was 4.2%.

EXHIBIT 99B.2

SELECTED CONSOLIDATED DATA (UNAUDITED)               U S WEST, Inc.
                                               Quarter Ended
Dollars in millions,                             March 31,      %
except per share amounts                      1995     1994   Change
- ------------------------------------------------------------- -------
DOMESTIC CELLULAR DATA

 Service revenue                             $185.5   $131.9    40.6
 Equipment revenue                            $16.7    $21.9   (23.7)

 Cellular service operating
   cash flow (EBITDA)                         $62.3    $34.1    82.7
 Cellular service operating
   cash flow margin                            33.6%    25.9%     -

 Cellular subscribers (consolidated)      1,048,000  665,000    57.6
 Cellular subscribers (proportionate)       885,000  563,000    57.2
 Total adjusted POPs (millions)                18.7     18.5     1.1

CABLE TELEVISION DATA (Note 5)
 (Wholly Owned Subsidiary)

 Basic subscribers served                   501,000  466,000     7.5
 Pay units                                  270,000  273,000    (1.1)
 Homes passed                               822,000  790,000     4.1
 Basic penetration                             60.9%    59.0%     -














<F1>
Note 5:  U S WEST acquired the Atlanta cable TV properties on
December 6, 1994. The 1994 data is presented for comparative purposes only.
<F2>
Note: Certain reclassifications have been made to conform to the current year presentation.

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